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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                     AMERCO
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

        Nevada                                                 88-0106815
-----------------------                                  ----------------------
(State of incorporation                                     (I.R.S. Employer
   or organization)                                      Identification Number)

       1325 Airmotive Way, Suite 100
               Reno, Nevada                                     89502-3239
----------------------------------------                        ----------
(Address of principal executive offices)                        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                           Name of each exchange
Title of each class                                         on which each class
to be so registered                                         is to be registered
-------------------                                        ---------------------
        None                                                       None

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /

Securities to be registered pursuant to Section 12(g) of the Act:

                    Series D Floating Rate Preferred Stock
               -------------------------------------------------
                                (Title of Class)

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Item 1.        Description of Securities to be Registered.

               The description of securities set forth under the heading "Description of Securities" in Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form S-2 filed by the Company with the Commission on December 13, 1995 (Registration No. 33-63825), is hereby incorporated by reference.

Item 2.        Exhibits.

                  1 Form of Stock Certificate filed as an exhibit to Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form S-2 filed by the Company with the Commission on December 13, 1995 (Registration No. 33-63825), is hereby incorporated by reference.

                  2-A Restated Articles of Incorporation, filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1992, is hereby incorporated by reference.

                  2-B Restated By-Laws of AMERCO, filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, is hereby incorporated by reference.

                  2-C Certificate of Designation for Series D Floating Rate Preferred Stock, filed as an exhibit to Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form S-2 filed by the Company with the Commission on December 13, 1995 (Registration No. 33-63825), is hereby incorporated by reference.

                  3 The description of securities set forth under the heading "Description of Securities" in Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form S-2 filed by the Company with the Commission on December 13, 1995 (Registration No. 33-63825), is hereby incorporated by reference.

                                      -2-

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                                    SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  December 20, 1995.

                                       AMERCO

                                       By: /s/ Edward J. Shoen
                                           -----------------------------------
                                           Edward J. Shoen
                                           Chairman of the Board and President

                                      -3-

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      -----------------------------------

                                   EXHIBITS TO

                                    FORM 8-A

               For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                      -----------------------------------





                                     AMERCO
               (Exact Name of Registrant as Specified in Charter)

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                                INDEX TO EXHIBITS

Exhibit
Number                                    Exhibit
------   ----------------------------------------------------------------

    1 Form of Stock Certificate filed as an exhibit to Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form S-2 filed by the Company with the Commission on December 13, 1995 (Registration No. 33-63825), is hereby incorporated by reference.

   2-A Restated Articles of Incorporation, filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1992, is hereby incorporated by reference.

   2-B Restated By-Laws of AMERCO, filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, is hereby incorporated by reference.

   2-C Certificate of Designation for Series D Floating Rate Preferred Stock, filed as an exhibit to Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form S-2 filed by the Company with the Commission on December 13, 1995 (Registration No. 33-63825), is hereby incorporated by reference.

   3 The description of securities set forth under the heading "Description of Securities" in Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form S-2 filed by the Company with the Commission on December 13, 1995 (Registration No. 33-63825), is hereby incorporated by reference.